TWENTIETH CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             ARTICLES SUPPLEMENTARY


         TWENTIETH CENTURY STRATEGIC ASSET ALLOCATIONS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law and by Article FIFTH and ARTICLE SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established three (3) classes of shares (each hereinafter referred to as a "Class") for each of the three Series of the capital stock of the Corporation and (b) has reallocated the shares designated to each Series among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the three Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                         Number of Shares         Number of Shares        Aggregate
Series Name                   Class Name              Before Reallocation           as Reallocated        Par Value
-----------                   ----------              -------------------           --------------        ---------
Strategic Allocation:         N/A                             100,000,000                        0
  Conservative                Investor                                  0               50,000,000        $ 500,000
                              Service                                   0               25,000,000          250,000
                              Advisor                                   0              25,0000,000          250,000

Strategic Allocation:         N/A                             100,000,000                        0
  Moderate                    Investor                                  0               50,000,000          500,000
                              Service                                   0               25,000,000          250,000
                              Advisor                                   0               25,000,000          250,000

Strategic Allocation:         N/A                             100,000,000                        0
  Aggressive                  Investor                                  0                        0          500,000
                              Service                                   0               25,000,000          250,000
                              Advisor                                   0               25,000,000          250,000


         SECOND: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         THIRD: Description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FOURTH: The Board of Directors of the Corporation duly adopted resolutions dividing the Series of capital stock of the Corporation into Classes and reallocating shares to each Class, as set forth in Article FIRST above.

         IN WITNESS WHEREOF, TWENTIETH STRATEGIC ASSET ALLOCATIONS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested to by its Secretary on this 9th day of September, 1996.

                                                 TWENTIETH CENTURY STRATEGIC
                                                 ASSET ALLOCATIONS, INC.

ATTEST:

       /s/Patrick A. Looby                       By:     /s/William M. Lyons
Name:  Patrick A. Looby                          Name:  William M. Lyons
Title: Secretary                                 Title: Executive Vice President


         THE UNDERSIGNED Executive Vice President of TWENTIETH CENTURY STRATEGIC ASSET ALLOCATIONS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  September 9, 1996                         /s/William M. Lyons
                                                  William M. Lyons,
                                                  Executive Vice President